                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   COHU, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [COHU, INC. LOGO]
                             5755 Kearny Villa Road
                           San Diego, California 92123


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999




TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Cohu, Inc. (the "Company") will be held at the offices of the Company, 5755 Kearny Villa Road, San Diego, California 92123 on Tuesday, May 11, 1999, at 2:00 p.m. Pacific Time, for the following purposes:

     1.   To elect two directors, each for a term of three years; and


     2. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record of the Company at the close of business on March 17, 1999 will be entitled to vote at the meeting.

    Since the holders of a majority of the outstanding shares of voting stock of the Company entitled to vote at the meeting must be represented to constitute a quorum, all stockholders are urged either to attend the meeting in person or to vote by proxy.

    Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of the Company, or by submitting another duly signed proxy bearing a later date.

                                  By Order of the Board of Directors,


                                  /s/ JOHN H. ALLEN
                                  --------------------------------------------
                                  John H. Allen
                                  Secretary

 San Diego, California
 April 1, 1999


                             YOUR VOTE IS IMPORTANT

        IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                   COHU, INC.
                             5755 Kearny Villa Road
                           San Diego, California 92123

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                               GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation (the "Company"), of your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 11, 1999, at 2:00 p.m. Pacific Time at 5755 Kearny Villa Road, San Diego, California 92123 (the "Meeting"). This Proxy Statement and the accompanying Proxy are being mailed to all stockholders on or about April 1, 1999. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later dated proxy or written notice of revocation with the Company's Secretary or by voting in person at the Meeting.

    On March 17, 1999, the record date fixed by the Board of Directors (the "Record Date"), the Company had outstanding 9,827,733 shares of Common Stock. Stockholders have one vote for each share on all items to be considered at the Meeting. In the election of directors stockholders may, under certain circumstances, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

    To conduct any business at the Meeting, a quorum must be present. A quorum generally consists of a majority of the shares entitled to vote and present or represented by proxy at the Meeting. If a quorum is present, a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors. Abstentions will not be considered to be a vote "for" or "against" a proposal, but will be included in determining whether a quorum is present. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be included in determining whether a quorum is present but will not be considered as present with respect to that matter. Any proxy that is returned not marked as to a particular item will be voted FOR the election of directors.

    A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, will be kept open at the Company's offices, 5755 Kearny Villa Road, San Diego, California 92123, for the examination of any stockholder during normal business hours for a period of ten days immediately prior to the Meeting.

    This solicitation is made by the Board of Directors of the Company. Proxies will be solicited by mail and may be solicited in person or by mail, telephone and facsimile transmission. Directors and officers may engage in such solicitation but will not be entitled to any additional compensation for such efforts. The Company will bear the entire cost of the solicitation. Votes will be tabulated by the Company's Transfer Agent, ChaseMellon Shareholder Services.

PROPOSAL 1-                ELECTION OF DIRECTORS

    The Certificate of Incorporation divides the directors of the Company into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting two directors are to be elected for a term expiring in 2002. It is intended that the shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the two nominees named below. In the event the election of directors is to be by cumulative voting, the proxy holders will vote the shares represented by proxies in such proportions as the proxy holders see fit. Should any nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE TWO NOMINEES NAMED BELOW.


NOMINEES FOR TERMS EXPIRING IN 2002 - CLASS 2

                                                                                                   DIRECTOR
         NAME                 AGE             PRINCIPAL OCCUPATION                                  SINCE
---------------------------   ---  --------------------------------------------------              --------

Charles A. Schwan .........   59   President & Chief Executive Officer of the Company               1990
                                   since March 1996, Executive Vice President &
                                   Chief Operating Officer from September 1995
                                   to March 1996, Vice President, Finance from
                                   1983 until September 1995 and Secretary from
                                   1988 until September 1995

Gene E. Leary                 78   Retired executive at Honeywell and Control Data                  1976


                     INFORMATION CONCERNING OTHER DIRECTORS

DIRECTORS WHOSE TERMS EXPIRE IN 2001 - CLASS 1

                                                                                                   DIRECTOR
         NAME                 AGE             PRINCIPAL OCCUPATION                                  SINCE
---------------------------   ---  --------------------------------------------------              --------

James W. Barnes ...........   69   Retired President & Chief Executive Officer                      1983
                                   of  the Company (1983-1996)

William S. Ivans ..........   78   Chairman of the Board of the Company                             1960
                                   since February 1983


DIRECTORS WHOSE TERMS EXPIRE IN 2000 - CLASS 3

                                                                                                   DIRECTOR
         NAME                 AGE             PRINCIPAL OCCUPATION                                  SINCE
---------------------------   ---  --------------------------------------------------              --------

Frank W. Davis ............   84   Retired President of Convair Aerospace                           1976
                                   Division of General Dynamics

Harry L. Casari ...........   62   Retired partner, Ernst & Young LLP                               1995
                                   Mr. Casari is also a director of Meade Instruments

Harold Harrigian ..........   64   Retired partner and Director of Corporate Finance,               1998
                                   Crowell, Weedon & Co.
                                   Mr. Harrigian is also a director of First Mortgage
                                   Corporation

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 15, 1999 by (i) each person known by the Company, based on information provided by such person, to own more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each named executive officer included in the "Summary Compensation Table"; and (iv) all directors and executive officers as a group.

                                          AMOUNT & NATURE OF                  PERCENT
  NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)             OF CLASS (2)
----------------------------            -------------------------            ------------

Nicholas J. Cedrone ...................      719,819                            7.35%
One Monarch Drive
Littleton, MA  01460

Franklin Advisory Services, Inc. ......      668,200 (3)                        6.82%
One Parker Plaza, Sixteenth Floor
Fort Lee, NJ 07024

John H. Allen .........................       20,000                                *

James W. Barnes .......................      245,136                            2.49%

Harry L. Casari .......................        5,800                                *
Frank W. Davis ........................       23,100                                *
James A. Donahue ......................       85,550                                *
Harold Harrigian ......................          300                                *
William S. Ivans ......................       76,152                                *
Gene E. Leary .........................       15,000                                *
Charles A. Schwan .....................      173,996                            1.77%
All current directors and
     executive officers
     as a group (9 persons) ...........      645,034                            6.50%

---------------

*  Less than 1%

(1)     Includes 12,500, 31,335, 5,000, 2,500, 31,250, 2,500, 50,500 and 135,585
        shares issuable upon exercise of stock options held by Mr. Allen, Mr. Barnes, Mr. Casari, Mr. Davis, Mr. Donahue, Mr. Leary and Mr. Schwan and all current directors and executive officers as a group, respectively, that were exercisable on, or exercisable within 60 days of, February 15, 1999.

(2) Computed on the basis of 9,795,648 shares of common stock outstanding as of February 15, 1999, plus, with respect to those persons holding options to purchase common stock exercisable within 60 days of February 15, 1999, the number of shares of common stock issuable upon exercise thereof.

(3)     According to Schedule 13G dated January 22, 1999.

                        BOARD OF DIRECTORS AND COMMITTEES

 ORGANIZATION OF THE BOARD OF DIRECTORS

    The Board held a total of seven meetings during 1998.

    The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Leary, Casari, Davis and Harrigian, is the principal link between the Board and the Company's independent auditors and monitors audit and internal accounting control procedures. The Audit Committee held one meeting during 1998. The Compensation Committee, also consisting of Messrs. Davis, Casari, Harrigian and Leary, recommends to the Board of Directors the compensation structure for the officers of the Company and each subsidiary. In addition, this Committee has the responsibility for administration of the Company's stock option, stock purchase and incentive compensation plans. The Compensation Committee held four meetings in 1998.

DIRECTORS' COMPENSATION

   Outside Directors receive (i) an annual retainer of $8,500; (ii) $500 per meeting attended in person to a maximum of $2,500 annually; and (iii) $1,000 annually for membership on one or more active committees. The Cohu, Inc. 1996 Outside Directors Stock Option Plan provides that each Outside Director will receive an automatic grant of an option to purchase 10,000 shares of the Company's Common Stock upon their appointment to the Board. The Company pays the cost of health care insurance premiums for certain directors and their spouses. For services as Chairman of the Board, Mr. Ivans received compensation totaling approximately $35,000 from the Company in 1998. Pursuant to an employment agreement with the Company, Mr. Barnes was paid an annual salary of $30,000 through February 1999.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table discloses compensation paid to the Company's Chief Executive Officer and the other executive officers whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                   AWARDS
                                                                             ANNUAL              ------------
                                                                         COMPENSATION             SECURITIES
                                                                  ----------------------------    UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION                  YEAR             SALARY ($)    BONUS ($) (1)    OPTIONS (#)   COMPENSATION ($) (2)
----------------------------------------         -------          ------------   -------------   ------------   -------------------
Charles A. Schwan ......................          1998              298,308        225,680          25,000             21,427
President &                                       1997              285,000        263,610          15,000             21,944
Chief Executive Officer                           1996              263,333        246,950          50,000 (3)         20,878

James A. Donahue (4) ...................          1998              227,341        202,950          15,000             18,118
President, Cohu Semiconductor
Equipment Group

John H. Allen ..........................          1998              169,847        114,005          10,000             11,520
Vice President, Finance & Chief                   1997              158,667        132,532          10,000             11,648
Financial Officer, Secretary                      1996              143,000        122,846          40,000 (3)         10,994

--------------

(1) The amounts shown in this column reflect payments under the Company's Incentive Bonus Plan for key executives.

(2) The amounts shown in this column reflect Company contributions to the Employees' Retirement 401(k) Plan and the Key Executive Long Term Incentive Plan.

(3) Includes 25,000 and 30,000 stock options for Mr. Schwan and Mr. Allen, respectively, that were repriced on November 13, 1996 to $17.00 per share.

(4) Mr. Donahue was promoted to President, Cohu Semiconductor Equipment Group in May 1998. All amounts shown above are for the full year.

    INCENTIVE BONUS PLAN. The Company has an incentive bonus plan for key executives originally adopted in 1978 and continuing in effect for the present fiscal year upon recommendation of the Compensation Committee. Under this plan, corporate officers may receive incentive compensation based on overall corporate earnings performance and the principal executive of each division and subsidiary may receive incentive compensation based upon the earnings performance of the operations they manage. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by the corporate management.

    RETIREMENT PLAN. The Cohu, Inc. Employees' Retirement 401(k) Plan was implemented on January 1, 1978. The majority of the Company's employees, including the Named Executive Officers, who are at least 21 years of age and complete six months of service are eligible to enroll in this Plan. The participant may contribute up to 11% of his or her annual compensation. The Company matches participant contributions up to 4% of annual employee compensation not to exceed $160,000. The amounts contributed by the Company are vested 10% after one year of participation, another 10% after two years and an additional 20% each year thereafter to the full 100%. None of the contributions nor accumulated earnings are taxable to the participant until withdrawn. The maximum annual amount that a participant could contribute in 1998 was $10,000.

    KEY EXECUTIVE LONG TERM INCENTIVE PLAN. The Company adopted the Key Executive Long Term Incentive Plan in 1994. Under this plan, corporate officers and the principal executives of each division and subsidiary may elect to defer a portion of their current compensation. The Company will then match participant contributions up to 4% of the executive's compensation in excess of $160,000 per year. These combined funds may be used by the Company to purchase a specifically designed life insurance policy on the executive's life. The Company is not entitled to a corporate tax deduction until the year in which the executive recognizes taxable income in connection with the plan. However, this plan is designed to compensate the Company for the present value of the deferred tax deduction. Upon the executive's termination of employment, the Company reserves in any policy for that executive an amount which is actuarially sufficient to provide a death benefit equal to the present value of the Company's deferred tax deduction. The remaining cash value of the policy is available for borrowing by the Company for payment to the executive in accordance with a schedule determined in the sole discretion of the Company. Upon the executive's death, any policy proceeds will be paid to the Company. Then the executive's beneficiaries will receive from the Company the amount of the net proceeds (after repayment of all borrowings by the Company), reduced by the present value of any tax deduction deferred by the Company and increased by the value of the Company's tax deduction available as a result of the payment of the net proceeds.

    TERMINATION AGREEMENTS. The Company has entered into Termination Agreements with Mr. Schwan, Mr. Donahue and Mr. Allen pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company (except with a wholly owned subsidiary), a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting stock of the Company by any person, entity or affiliated group or a change in the identities of a majority of the directors of the Company within a period of thirty consecutive months resulting in whole or in part from the election of persons who were not management nominees. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in 1999 following a change of control, the amounts payable to Mr. Schwan, Mr. Donahue and Mr. Allen would be approximately $1,380,000, $1,210,000 and $820,000, respectively.

    EMPLOYMENT AGREEMENT. James W. Barnes resigned as President & Chief Executive Officer of the Company effective March 1, 1996. The Company and Mr. Barnes entered into an employment agreement for a three-year period commencing March 1, 1996. This employment agreement expired in February 1999. Pursuant to this agreement, Mr. Barnes agreed to provide the Company with employment services under the direction and control of the Company on a part-time basis. For such services Mr. Barnes was paid an annual salary of $30,000. Mr. Barnes has continued to serve as a member of the Company's Board of Directors, subject to reelection by the stockholders at the conclusion of his term in office.


                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on grants of options to purchase the Company's Common Stock made to the Named Executive Officers during the year ended December 31, 1998.


                                                          INDIVIDUAL GRANTS
                                       --------------------------------------------------------
                                       NUMBER OF                                                   POTENTIAL REALIZABLE VALUE
                                       SECURITIES      PERCENT OF                                  AT ASSUMED ANNUAL RATES OF
                                       UNDERLYING     TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                                       OPTIONS           GRANTED        EXERCISE OR                    FOR OPTION TERM (2)
                                       GRANTED         TO EMPLOYEES     BASE PRICE    EXPIRATION   --------------------------
          NAME                         (#) (1)        IN FISCAL YEAR     ($/SH)          DATE         5% ($)         10% ($)
------------------------               ----------     --------------    -----------   ----------   -----------      ---------
Charles A. Schwan .................     25,000            6.2            43.50         1/29/08      684,000         1,733,250
James A. Donahue ..................     15,000            3.7            35.75         4/16/08      337,200           854,700
John H. Allen .....................     10,000            2.5            43.50         1/29/08      273,600           693,300

---------------

(1) Consists of stock options, which (i) were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, (ii) become exercisable over four years at the rate of one-fourth each year and (iii) expire ten years from the date of grant. The options were granted under the Company's 1992 and 1996 Employee Stock Option Plans.

(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with the exercise. The amounts represent assumed rates of appreciation only based on the Securities and Exchange Commission rules and do not represent the Company's estimate of the possible future appreciation in the Company's Common Stock or gains, if any, that may ultimately be realized by the above option holders.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in 1998 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1998.


                                                              NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                 SHARES                      UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                               ACQUIRED       VALUE        OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($) (1)
                             ON EXERCISE     REALIZED      -------------------------------    ------------------------------
       NAME                     (#)          ($) (1)         EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------       -----------    ----------     -------------     -------------    ------------     --------------
Charles A. Schwan .........     20,000         438,680          44,250          48,751         452,820          62,505
James A. Donahue ..........     25,000         550,650          27,500          27,500         303,800          25,000
John H. Allen .............      7,500          96,075          20,000          22,500          37,500          75,000

-------------

(1) Calculated on the basis of the fair market value of the Company's Common Stock on the exercise date or at December 31, 1998, minus the aggregate exercise price. The closing price of the Company's Common Stock on December 31, 1998 as reported on the Nasdaq Stock Market was $22.00.

                          COMPENSATION COMMITTEE REPORT

       Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     The Compensation Committee (the "Committee") of the Board of Directors, comprised of the non-employee directors, determines and administers the Company's executive compensation policies and programs.

COMPENSATION PHILOSOPHY

     One of the Committee's primary objectives in establishing compensation policies is to maintain competitive programs to attract, retain and motivate high caliber executives and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another objective is to provide an incentive to executives to focus their efforts on long-term goals for the Company by closely aligning their financial interests with those of the stockholders. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The Committee believes that the Company's executive compensation programs, as summarized below, have met these objectives.

BASE SALARY

     The Committee generally determines base salary levels for executive level positions prior to the annual stockholders' meeting in May. The process involved in the determination of executive base salaries for fiscal 1998 is summarized below.

     In April 1998, the Company's chief executive officer developed executive compensation data from a nationally recognized survey for a group of similarly sized high technology companies. The Company's chief financial officer's position as well as the principal executives of each division and subsidiary were matched to comparable survey positions and competitive market compensation levels were determined for base salary. This data was provided to the Committee, along with performance evaluations and salary recommendations

     In May 1998, the chief executive officer reviewed the competitive market data with the Committee for each executive level position and the responsibility level of each position, together with the individual's performance for the last fiscal year and objectives for fiscal 1998. The Company's performance was compared to objectives for the last fiscal year and performance targets for fiscal 1998 were also reviewed. The Committee reviewed the recommendations, performance evaluations and survey data outlined above. After discussion, the Committee approved a base salary level to be effective May 1, 1998, for each executive level position other than the chief executive officer.

     The Committee reviewed the base salary of the chief executive officer and compared it to those in peer positions in companies of similar size and performance. As a result of this review, the Committee determined that effective May 1, 1998, it was appropriate to increase the chief executive officer's base salary to a level consistent with the base salaries of other chief executive officers of similarly sized high technology companies. The group of companies used for salary comparison purposes is not the same group of companies used to compare stock performance included elsewhere herein.

ANNUAL INCENTIVES

     Bonuses are designed to be a significant component of cash compensation. Incentives for executive level positions are determined according to the Company's Incentive Bonus Plan (the "Incentive Plan"), based upon Company performance. In general, the Incentive Plan performance target objectives must be achieved before any bonuses may be paid to participants.

     In January 1999, the Committee reviewed and approved incentive awards for 1998 for all eligible participants in the Company's Incentive Plan. The bonuses were based upon the Company's 1998 financial results compared to the targeted results and followed the process and formula outlined in the Incentive Plan. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by the corporate management.

STOCK OPTIONS

     The Committee grants stock options to focus the executive on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's current equity ownership in the Company, potential future contributions to the Company and job responsibilities. The Committee members weigh these subjective factors individually and arrive at final determinations for option grants through consensus. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock and utilize vesting periods to encourage retention of executive officers. The Committee believes stock options serve to align the interests of executive officers with those of other stockholders.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

     Frank W. Davis   Harry L. Casari    Harold Harrigian      Gene E. Leary

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Davis, Casari, Harrigian and Leary served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and a Peer Group Index over the same period (assuming the investment of $100 in the Company's Common Stock, Peer Group Index and Nasdaq Market Index on December 31, 1993 and reinvestment of all dividends). The Peer Group Index set forth on the Performance Graph is the index for Media General Financial Services, Inc. ("Media General") Industry Group 834, "Semiconductor Equipment/Material". The Peer Group Index included in the stock performance graph in the Company's 1998 Proxy Statement was Media General Industry Group 171, "Electronic Equipment Manufacturers". Industry Group 171 is no longer provided by Media General. Industry Group 834 is comprised of more than 50 publicly-held semiconductor equipment companies and, in the opinion of the Company, is a more relevant peer group for Cohu, Inc. than the previously used Group 171 which included a more diverse group of electronics related companies. Historical stock price performance is not necessarily indicative of future stock price performance. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph and other information in this section shall not be incorporated by reference into any such filings.


                                     (Graph)


                        1994          1995         1996         1997          1998
                        ----          ----         ----         ----          ----
Cohu, Inc.               119          272           250          332          242

Peer Group               130          205           192          243          273

Nasdaq                   105          136           169          207          292

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Nicholas J. Cedrone was paid a salary of approximately $162,000 in 1998 for his services as an employee of Daymarc, Inc., a wholly-owned subsidiary of the Company.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors continuously since 1957 and the Board has selected this firm to serve as independent auditors for the current year. Representatives of Ernst & Young LLP will be present at the Meeting and be available to respond to appropriate questions and may make a statement if they desire to do so.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the year ended December 31, 1998 its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                                  OTHER MATTERS

     The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.

                   STOCKHOLDER PROPOSALS - 2000 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and the Company's Bylaws. Any proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before December 1, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.
     If a stockholder intends to submit a proposal at the 2000 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should provide the Company with appropriate notice no later than December 1, 1999. If the Company fails to receive notice of the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2000 Annual Meeting of Stockholders of the Company.

                                             By Order of the Board of Directors


                                             /s/ JOHN H. ALLEN
                                             -----------------------------------
                                             John H. Allen
                                             Secretary
San Diego, California
April 1, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

PROXY

                                   COHU, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1999

     The undersigned hereby (i) acknowledge(s) receipt of the Notice and Proxy Statement dated April 1, 1999 relating to the Annual Meeting of Stockholders of Cohu, Inc. (the "Company") to be held May 11, 1999 and (ii) appoint(s) WILLIAM
S. IVANS, CHARLES A. SCHWAN and JOHN H. ALLEN as proxies, with full power of substitution, and authorizes them, or any of them, to vote all the shares of common stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matter specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               PLEASE MARK
                                                              YOUR VOTE AS
                                                              INDICATED IN   [X}
                                                              THIS EXAMPLE

1. ELECTION OF DIRECTORS                                       FOR                  WITHHOLD
   Charles A. Schwan                                   ALL NOMINEES LISTED          AUTHORITY
   Gene E. Leary                                     BELOW (EXCEPT AS MARKED    TO VOTE FOR ALL
(Instruction: To withhold authority to vote for       TO THE CONTRARY BELOW)     NOMINEES LISTED
any individual nominee, write that nominee's                   [ ]                     [ ]
name on the space provide below.)


-----------------------------------------------

2. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING.

STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN
THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY.


                                               PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                                               ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN
                                               THE U.S.A.



Signature(s)_____________________________________________________________ Dated: ___________ 1999
IMPORTANT: Please date this Proxy and sign exactly as your name(s) appear hereon. When signing as a fiduciary, please give your full title. If shares are held by joint tenants, both should sign.

-------------------------------------------------------------------------------------------------
                                 FOLD AND DETACH HERE